Earnings Release

Mastercard Incorporated Reports
Fourth-Quarter and Full-Year 2019 Financial Results

•	Fourth-quarter net income of $2.1 billion, or diluted earnings per share (EPS) of $2.07

•	Fourth-quarter adjusted net income of $2.0 billion, or adjusted diluted EPS of $1.96

•	Fourth-quarter net revenue of $4.4 billion, an increase of 16%, or 17% on a currency-neutral basis

•	Fourth-quarter gross dollar volume up 12% and purchase volume up 13%
Purchase, NY - January 29, 2020 - Mastercard Incorporated (NYSE: MA) today announced financial results for the fourth-quarter and full-year 2019.
“We closed out 2019 on a strong note, with broad-based growth driven by solid execution of our strategy and leveraging our differentiated services offerings,” said Ajay Banga, Mastercard president and CEO. “Our focus on the customer and delivering against their goals continues to drive core growth. With recent acquisitions helping to round out our multi-rail strategy and capabilities in key areas, such as digital, cyber and analytics, we are well positioned for the future.”
Quarterly Results

Fourth-Quarter Operating Results			Increase / (decrease)		Q4 2019 Key Business Drivers (YoY growth)
$ in billions, except per share data	Q4 2019	Q4 2018	Reported GAAP	Currency-neutral
Net revenue	$4.4	$3.8	16%	17%
Operating expenses	$2.0	$2.6	(22)%	(21)%
Operating income	$2.4	$1.2	94%	96%	Gross dollar volume
Operating margin	54.4%	32.4%	21.9 ppt	21.9 ppt	(local currency basis)
Effective income tax rate	15.1%	26.0%	(10.9) ppt	(10.8) ppt	up 12%
Net income	$2.1	$0.9	134%	136%
Diluted EPS	$2.07	$0.87	138%	141%
					Cross-border volume[3]
Key Fourth-Quarter Non-GAAP Results [1]			Increase / (decrease)		(local currency basis)
$ in billions, except per share data	Q4 2019	Q4 2018	As adjusted	Currency-neutral	up 16%
Net revenue	$4.4	$3.8	16%	17%
Adjusted operating expenses	$2.0	$1.8	11%	12%
Adjusted operating margin	54.4%	52.3%	2.1 ppt	2.3 ppt	Switched transactions[3]
Adj. effective income tax rate [2]	15.9%	18.3%	(2.4) ppt	(2.2) ppt
Adjusted net income [2]	$2.0	$1.6	23%	25%	up 19%
Adjusted diluted EPS [2]	$1.96	$1.55	26%	28%
1.  The Key Fourth-Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 10 (“Fourth-Quarter Special Items”) and/or currency. See page 10 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2.  For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
3.  Growth rates normalized to eliminate the effects of differing switching and carryover days between periods. Carryover days are those where transactions and volumes from days where the company does not clear and settle are processed.

The following additional details are provided to aid in understanding Mastercard’s fourth-quarter 2019 results, versus the year-ago period:

•
Net revenue increased 16%, or 17% on a currency-neutral basis. This includes an approximately 1 percentage point increase due to acquisitions. The growth was driven by the impact of the following factors:

◦	A 12% increase in gross dollar volume, on a local currency basis, to $1.7 trillion.

◦	An increase in cross-border volume of 16% on a local currency basis.

◦	An increase in switched transactions of 19%.

◦
An increase in other revenues of 24%, or 25% on a currency-neutral basis. This includes a 4 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses decreased 22%, or 21% on a currency-neutral basis. Excluding the impact of Fourth-Quarter Special Items, adjusted operating expenses increased 11%, or 12% on a currency-neutral basis. This includes a 4 percentage point increase due to acquisitions and a 2 percentage point increase related to the differential in hedging gains and losses versus the year-ago period. The remaining 6 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

•
Other income (expense) was favorable $95 million versus the year-ago period, primarily due to net unrealized gains recorded on equity investments in the current period. Excluding these gains, adjusted other income (expense) was unfavorable $24 million primarily due to higher interest expense related to 2019 debt issuances.

•
The effective tax rate for the fourth quarter of 2019 was 15.1%, versus 26.0% for the comparable period in 2018. The adjusted effective tax rate for the fourth quarter of 2019 was 15.9%, versus 18.3% for the comparable period in 2018, primarily attributable to a more favorable geographic mix of earnings in the current period.

•	As of December 31, 2019, the company’s customers had issued 2.6 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the fourth quarter of 2019, Mastercard repurchased approximately 3.6 million shares at a cost of $1.0 billion and paid $333 million in dividends. Quarter-to-date through January 27, the company repurchased an additional 1.4 million shares at a cost of $438 million, which leaves $7.9 billion remaining under current repurchase program authorizations.

2

Full-Year 2019 Results

Full-Year 2019 Operating Results			Increase / (decrease)		FY 2019 Key Business Drivers (YoY growth)
$ in billions, except per share data	2019	2018	Reported GAAP	Currency-neutral
Net revenue	$16.9	$15.0	13%	16%
Operating expenses	$7.2	$7.7	(6)%	(4)%
Operating income	$9.7	$7.3	33%	37%	Gross dollar volume
Operating margin	57.2%	48.7%	8.5 ppt	8.8 ppt	(local currency basis)
Effective income tax rate	16.6%	18.7%	(2.1) ppt	(1.9) ppt	up 13%
Net income	$8.1	$5.9	39%	42%
Diluted EPS	$7.94	$5.60	42%	46%
					Cross-border volume[3]
Key Full-Year 2019 Non-GAAP Results [1]			Increase / (decrease)		(local currency basis)
$ in billions, except per share data	2019	2018	As adjusted	Currency-neutral	up 16%
Net revenue	$16.9	$15.0	13%	16%
Adjusted operating expenses	$7.2	$6.5	10%	12%
Adjusted operating margin	57.2%	56.2%	1.0 ppt	1.3 ppt	Switched transactions[3]
Adj. effective income tax rate [2]	17.0%	18.5%	(1.5) ppt	(1.3) ppt
Adjusted net income [2]	$7.9	$6.8	17%	20%	up 19%
Adjusted diluted EPS [2]	$7.77	$6.49	20%	23%
1.    The Key Full-Year 2019 Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Full-Year Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.
2.    For 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Prior year periods were not restated, as the impact of the change was de minimis.
3.  Growth rates normalized to eliminate the effects of differing switching and carryover days between periods. Carryover days are those where transactions and volumes from days where the company does not clear and settle are processed.

The following additional details are provided to aid in understanding Mastercard’s full-year 2019 results, versus the year-ago period:

•
Net revenue increased 13%, or 16% on a currency-neutral basis. This includes an approximately 1 percentage point increase due to acquisitions. This growth was driven by the impact of the following factors:

◦	A 13% increase in gross dollar volume, on a local currency basis, to $6.5 trillion.

◦	An increase in cross-border volume of 16% on a local currency basis.

◦	An increase in switched transactions of 19%.

◦
An increase in other revenues of 23%, or 24% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.

◦	These increases were partially offset by an increase in rebates and incentives, primarily due to new and renewed agreements and increased volumes.

•
Total operating expenses decreased 6%, or 4% on a currency-neutral basis. Excluding the impact of Full-Year Special Items, adjusted operating expenses increased 10%, or 12% on a currency-neutral basis. This includes a 2 percentage point increase due to acquisitions and a 1 percentage point increase related to the differential in hedging gains and losses versus the year-ago period. The remaining 9 percentage points of growth was primarily related to the company’s continued investment in strategic initiatives.

3

•
Other income (expense) was favorable $145 million versus the year-ago period, primarily due to net unrealized gains recorded on equity investments in the current period. Excluding these gains, adjusted other income (expense) was unfavorable $22 million primarily due to higher interest expense related to 2019 debt issuances.

•
The effective income tax rate for 2019 was 16.6%, versus 18.7% for the comparable period in 2018. The adjusted effective tax rate was 17.0%, versus 18.5% for the comparable period in 2018, primarily attributable to a more favorable geographic mix of earnings in the current period and discrete tax benefits including a favorable court ruling in the third quarter of 2019.

Return of Capital to Shareholders
For the full year of 2019, Mastercard repurchased approximately 26.4 million shares at a cost of $6.5 billion and paid $1.3 billion in dividends.
Fourth-Quarter 2019 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its fourth-quarter 2019 results.
The dial-in information for this call is 833-236-5755 (within the U.S.) and 647-689-4183 (outside the U.S.). A replay of the call will be available for 30 days and can be accessed by dialing 800-585-8367 (within the U.S.) and 416-621-4642 (outside the U.S.), using passcode 6483328.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

•
regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates, surcharging and the extension of current regulatory activity to additional jurisdictions or products)

•	the impact of preferential or protective government actions

•	regulation of privacy, data protection, security and the digital economy

4

•
regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter terrorist financing, economic sanctions and anti-corruption; account-based payment systems; issuer practice regulation; and regulation of internet and digital transactions)

•	the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions

•	potential or incurred liability and limitations on business related to any litigation or litigation settlements

•	the impact of competition in the global payments industry (including disintermediation and pricing pressure)

•	the challenges relating to rapid technological developments and changes

•	the challenges relating to operating real-time account-based payment system and to working with new customers and end users

•	the impact of information security incidents, account data breaches, fraudulent activity or service disruptions

•
issues related to our relationships with our financial institution customers (including loss of substantial business from significant customers, competitor relationships with our customers and banking industry consolidation)

•	the impact of our relationships with other stakeholders, including merchants and governments

•	exposure to loss or illiquidity due to our role as guarantor, as well as other contractual obligations

•	the impact of global economic, political, financial and societal events and conditions

•	reputational impact, including impact related to brand perception

•	the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture

•	issues related to acquisition integration, strategic investments and entry into new businesses

•	issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2018 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard Incorporated
Mastercard (NYSE: MA), www.mastercard.com, is a technology company in the global payments industry.  Our global payments processing network connects consumers, financial institutions, merchants, governments and businesses in more than 210 countries and territories.  Mastercard products and solutions make everyday commerce activities - such as shopping, traveling, running a business and managing finances - easier, more secure and more efficient for everyone.  Follow us on Twitter @MastercardNews, join the discussion on the Beyond the Transaction Blog and subscribe for the latest news on the Engagement Bureau.
Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Gina Accordino	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

5

Consolidated Statement of Operations (Unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
	(in millions, except per share data)
Net Revenue	$4,414	$3,807	$16,883	$14,950
Operating Expenses
General and administrative	1,579	1,401	5,763	5,174
Advertising and marketing	290	302	934	907
Depreciation and amortization	146	113	522	459
Provision for litigation	—	757	—	1,128
Total operating expenses	2,015	2,573	7,219	7,668
Operating income	2,399	1,234	9,664	7,282
Other Income (Expense)
Investment income	20	43	97	122
Gains (losses) on equity investments, net	119	—	167	—
Interest expense	(64)	(47)	(224)	(186)
Other income (expense), net	1	(15)	27	(14)
Total other income (expense)	76	(19)	67	(78)
Income before income taxes	2,475	1,215	9,731	7,204
Income tax expense	375	316	1,613	1,345
Net Income	$2,100	$899	$8,118	$5,859

Basic Earnings per Share	$2.08	$0.87	$7.98	$5.63
Basic weighted-average shares outstanding	1,008	1,032	1,017	1,041
Diluted Earnings per Share	$2.07	$0.87	$7.94	$5.60
Diluted weighted-average shares outstanding	1,013	1,038	1,022	1,047

6

Consolidated Balance Sheet (Unaudited)
	December 31, 2019	December 31, 2018
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$6,988	$6,682
Restricted cash for litigation settlement	584	553
Investments	688	1,696
Accounts receivable	2,514	2,276
Settlement due from customers	2,995	2,452
Restricted security deposits held for customers	1,370	1,080
Prepaid expenses and other current assets	1,763	1,432
Total current assets	16,902	16,171
Property, equipment and right-of-use assets, net	1,828	921
Deferred income taxes	543	570
Goodwill	4,021	2,904
Other intangible assets, net	1,417	991
Other assets	4,525	3,303
Total Assets	$29,236	$24,860

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$489	$537
Settlement due to customers	2,714	2,189
Restricted security deposits held for customers	1,370	1,080
Accrued litigation	914	1,591
Accrued expenses	5,489	4,747
Current portion of long-term debt	—	500
Other current liabilities	928	949
Total current liabilities	11,904	11,593
Long-term debt	8,527	5,834
Deferred income taxes	85	67
Other liabilities	2,729	1,877
Total Liabilities	23,245	19,371

Commitments and Contingencies

Redeemable Non-controlling Interests	74	71

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,391 and 1,387 shares issued and 996 and 1,019 outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 11 and 12 issued and outstanding, respectively	—	—
Additional paid-in-capital	4,787	4,580
Class A treasury stock, at cost, 395 and 368 shares, respectively	(32,205)	(25,750)
Retained earnings	33,984	27,283
Accumulated other comprehensive income (loss)	(673)	(718)
Mastercard Incorporated Stockholders' Equity	5,893	5,395
Non-controlling interests	24	23
Total Equity	5,917	5,418
Total Liabilities, Redeemable Non-controlling Interests and Equity	$29,236	$24,860

7

Consolidated Statement of Cash Flows (Unaudited)
	For the Years Ended December 31,
	2019	2018
	(in millions)
Operating Activities
Net income	$8,118	$5,859
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	1,141	1,235
Depreciation and amortization	522	459
(Gains) losses on equity investments, net	(167)	—
Share-based compensation	250	196
Deferred income taxes	(7)	(244)
Other	24	31
Changes in operating assets and liabilities:
Accounts receivable	(246)	(317)
Income taxes receivable	(202)	(120)
Settlement due from customers	(444)	(1,078)
Prepaid expenses	(1,661)	(1,769)
Accrued litigation and legal settlements	(662)	869
Restricted security deposits held for customers	290	(6)
Accounts payable	(42)	101
Settlement due to customers	477	849
Accrued expenses	657	439
Long-term taxes payable	2	(20)
Net change in other assets and liabilities	133	(261)
Net cash provided by operating activities	8,183	6,223
Investing Activities
Purchases of investment securities available-for-sale	(643)	(1,300)
Purchases of investments held-to-maturity	(215)	(509)
Proceeds from sales of investment securities available-for-sale	1,098	604
Proceeds from maturities of investment securities available-for-sale	376	379
Proceeds from maturities of investments held-to-maturity	383	929
Purchases of property and equipment	(422)	(330)
Capitalized software	(306)	(174)
Purchases of equity investments	(467)	(91)
Acquisition of businesses, net of cash acquired	(1,440)	—
Other investing activities	(4)	(14)
Net cash used in investing activities	(1,640)	(506)
Financing Activities
Purchases of treasury stock	(6,497)	(4,933)
Dividends paid	(1,345)	(1,044)
Proceeds from debt	2,724	991
Payment of debt	(500)	—
Contingent consideration paid	(199)	—
Tax withholdings related to share-based payments	(161)	(80)
Cash proceeds from exercise of stock options	126	104
Other financing activities	(15)	(4)
Net cash used in financing activities	(5,867)	(4,966)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(44)	(6)
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	632	745
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	8,337	7,592
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,969	$8,337

8

Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates, including net revenue, adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The company believes the presentation of currency-neutral growth rates provides relevant information to understanding its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

9

Non-GAAP Reconciliations (QTD)
	Three Months Ended December 31, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,015	54.4%	$76	15.1%	$2,100	$2.07
(Gains) losses on equity investments [1]	**	**	(119)	(0.4)%	(92)	(0.09)
Tax act [2]	**	**	**	1.2%	(27)	(0.03)
Non-GAAP	$2,015	54.4%	$(43)	15.9%	$1,981	$1.96

	Three Months Ended December 31, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$2,573	32.4%	$(19)	26.0%	$899	$0.87
Litigation provisions [3]	(757)	19.9%	**	(10.8)%	772	0.74
Tax act [4]	**	**	**	3.0%	(59)	(0.06)
Non-GAAP	$1,816	52.3%	$(19)	18.3%	$1,611	$1.55

	Three Months Ended December 31, 2019 as compared to the Three Months Ended December 31, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	16%	(22)%	21.9 ppt	(10.9) ppt	134%	138%
(Gains) losses on equity investments [1]	**	**	**	(0.4) ppt	(10)%	(10)%
Tax act [2,4]	**	**	**	(1.9) ppt	13%	13%
Litigation provisions [3]	**	33%	(19.9) ppt	10.8 ppt	(113)%	(114)%
Non-GAAP	16%	11%	2.1 ppt	(2.4) ppt	23%	26%
Currency impact [5]	1%	1%	0.2 ppt	0.1 ppt	2%	2%
Non-GAAP - currency-neutral	17%	12%	2.3 ppt	(2.2) ppt	25%	28%

Note:	Tables may not sum due to rounding.

**	Not applicable
Gains and Losses on Equity Investments
1. For 2019, Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Q4’19 net gains of $119 million primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Prior year periods were not restated, as the impact of the change was de minimis.
Fourth-Quarter Special Items
2. Q4’19 tax benefit of $27 million related to additional foreign tax credits which can be carried back under the transition rules contained in the final foreign tax credit regulations issued in 2019.
3. Q4’18 pre-tax charges of $757 million related to a $654 million fine issued by the European Commission and $103 million of litigation settlements with U.K. and Pan-European merchants.
4. Q4’18 net tax benefit of $59 million comprised of a $90 million benefit related to the carryback of foreign tax credits due to transition rules, offset by a net $31 million expense primarily related to the the true-up of 2017 one-time deemed repatriation tax on accumulated foreign earnings (the “Transition Tax”).
Other Notes
5. Represents the currency translational and transactional impact.

10

Non-GAAP Reconciliations (YTD)
	Twelve Months Ended December 31, 2019
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,219	57.2%	$67	16.6%	$8,118	$7.94
(Gains) losses on equity investments [1]	**	**	(167)	(0.2)%	(124)	(0.12)
Tax act [2]	**	**	**	0.6%	(57)	(0.06)
Non-GAAP	$7,219	57.2%	$(100)	17.0%	$7,937	$7.77

	Twelve Months Ended December 31, 2018
	Operating expenses	Operating margin	Other Income (Expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$7,668	48.7%	$(78)	18.7%	$5,859	$5.60
Litigation provisions [3]	(1,128)	7.5%	**	(1.1)%	1,008	0.96
Tax act [4]	**	**	**	0.9%	(75)	(0.07)
Non-GAAP	$6,540	56.2%	$(78)	18.5%	$6,792	$6.49

	Twelve Months Ended December 31, 2019 as compared to the Twelve Months Ended December 31, 2018
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin	Effective income tax rate	Net income	Diluted earnings per share
Reported - GAAP	13%	(6)%	8.5 ppt	(2.1) ppt	39%	42%
(Gains) losses on equity investments [1]	**	**	**	(0.2) ppt	(2)%	(2)%
Tax act [2,4]	**	**	**	(0.3) ppt	1%	1%
Litigation provisions [3]	**	16%	(7.5) ppt	1.1 ppt	(20)%	(21)%
Non-GAAP	13%	10%	1.0 ppt	(1.5) ppt	17%	20%
Currency impact [5]	3%	2%	0.3 ppt	0.2 ppt	3%	3%
Non-GAAP - currency-neutral	16%	12%	1.3 ppt	(1.3) ppt	20%	23%

Note:	Tables may not sum due to rounding.

**	Not applicable
Gains and Losses on Equity Investments
1. For 2019 Mastercard updated its non-GAAP methodology to exclude the impact of gains and losses on the company’s equity investments. Fiscal year 2019 net gains of $167 million primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities. Prior year periods were not restated, as the impact of the change was de minimis.
Full-Year Special Items
2. Fiscal year 2019 net tax benefit of $57 million included a $30 million benefit related to a reduction to the Transition Tax resulting from final tax regulations issued in 2019 and a $27 million benefit related to additional foreign tax credits which can be carried back under the transition rules contained in the final foreign tax credit regulations issued in 2019.
3. Fiscal year 2018 pre-tax charges of $1,128 million related to a $654 million fine issued by the European Commission, $237 million related to both the U.S. merchant class litigation and the filed and anticipated opt-out U.S. merchant cases and $237 million of litigation settlements with U.K. and Pan-European merchants.
4. Fiscal year 2018 net tax benefit of $75 million included a $90 million benefit related to the carryback of foreign tax credits due to the transition rules, offset by a net $15 million expense primarily related to the true-up to the Transition Tax.
Other Notes
5. Represents the currency translational and transactional impact.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended December 31, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$518	10.6%	11.3%	$345	9.8%	6,868	17.3%	$173	14.4%	1,799	829
Canada	49	5.3%	5.2%	47	5.6%	753	7.8%	2	(5.5)%	6	62
Europe	530	15.6%	16.9%	355	18.4%	10,776	28.1%	175	13.9%	1,210	599
Latin America	123	10.9%	14.6%	79	19.3%	3,084	21.9%	43	6.9%	320	211
Worldwide less United States	1,219	12.5%	13.7%	826	14.0%	21,480	22.8%	393	13.2%	3,334	1,701
United States	507	9.0%	9.0%	449	10.0%	7,897	9.0%	59	2.1%	323	473
Worldwide	1,726	11.5%	12.3%	1,275	12.5%	29,377	18.8%	452	11.6%	3,656	2,174
Mastercard Credit and Charge Programs
Worldwide less United States	602	7.4%	9.3%	557	9.2%	10,534	16.9%	44	11.0%	199	700
United States	254	11.6%	11.6%	244	11.5%	2,795	12.5%	10	13.4%	9	243
Worldwide	856	8.6%	10.0%	801	9.9%	13,330	15.9%	54	11.4%	208	943
Mastercard Debit Programs
Worldwide less United States	617	18.0%	18.4%	269	25.4%	10,946	29.1%	348	13.5%	3,135	1,001
United States	253	6.5%	6.5%	205	8.2%	5,101	7.2%	49	0.1%	313	230
Worldwide	870	14.4%	14.7%	473	17.3%	16,047	21.2%	397	11.7%	3,448	1,231

	For the 12 Months Ended December 31, 2019
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,947	8.1%	11.6%	$1,298	9.9%	25,274	18.7%	$649	15.2%	6,783	829
Canada	181	4.5%	6.8%	174	7.1%	2,821	11.1%	7	1.1%	22	62
Europe	1,945	11.9%	18.1%	1,300	19.7%	38,889	29.7%	645	15.0%	4,621	599
Latin America	451	9.4%	15.5%	292	20.1%	11,206	23.5%	159	7.9%	1,191	211
Worldwide less United States	4,523	9.7%	14.5%	3,064	14.7%	78,190	24.3%	1,459	14.2%	12,617	1,701
United States	1,938	9.5%	9.5%	1,701	10.7%	30,095	9.8%	237	1.8%	1,320	473
Worldwide	6,461	9.6%	13.0%	4,764	13.2%	108,285	19.9%	1,696	12.3%	13,938	2,174
Mastercard Credit and Charge Programs
Worldwide less United States	2,268	4.6%	9.7%	2,105	9.9%	38,841	17.8%	163	7.3%	746	700
United States	948	12.1%	12.1%	910	12.2%	10,294	13.5%	38	8.7%	36	243
Worldwide	3,217	6.7%	10.4%	3,015	10.6%	49,135	16.9%	202	7.6%	782	943
Mastercard Debit Programs
Worldwide less United States	2,255	15.3%	19.8%	959	26.6%	39,349	31.5%	1,296	15.1%	11,871	1,001
United States	989	7.2%	7.2%	791	9.0%	19,801	8.1%	199	0.6%	1,285	230
Worldwide	3,244	12.7%	15.6%	1,749	18.0%	59,150	22.6%	1,494	13.0%	13,156	1,231

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended December 31, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$468	8.6%	13.0%	$319	13.7%	5,856	22.0%	$149	11.6%	1,624	791
Canada	46	7.3%	11.6%	45	11.5%	698	16.6%	2	13.8%	6	61
Europe	458	10.9%	19.7%	304	22.8%	8,410	30.2%	154	14.0%	1,099	528
Latin America	111	4.0%	16.8%	71	21.6%	2,529	21.2%	40	9.4%	298	183
Worldwide less United States	1,083	9.0%	16.1%	738	17.9%	17,494	25.5%	346	12.4%	3,026	1,563
United States	465	10.2%	10.2%	408	11.4%	7,242	11.2%	57	2.1%	328	437
Worldwide	1,549	9.4%	14.3%	1,146	15.5%	24,736	20.9%	403	10.8%	3,355	1,999
Mastercard Credit and Charge Programs
Worldwide less United States	560	5.7%	12.8%	520	13.5%	9,012	18.0%	40	5.0%	187	641
United States	228	9.8%	9.8%	219	10.4%	2,485	11.9%	9	(3.3)%	9	227
Worldwide	788	6.9%	11.9%	739	12.5%	11,497	16.6%	49	3.4%	196	868
Mastercard Debit Programs
Worldwide less United States	523	12.8%	19.8%	218	30.0%	8,481	34.5%	305	13.5%	2,839	921
United States	238	10.6%	10.6%	189	12.6%	4,758	10.9%	49	3.1%	319	210
Worldwide	761	12.1%	16.8%	407	21.3%	13,239	25.0%	354	11.9%	3,159	1,131

	For the 12 Months ended December 31, 2018
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,800	12.9%	12.8%	$1,228	13.4%	21,296	20.4%	$573	11.7%	6,112	791
Canada	173	10.1%	10.2%	166	10.3%	2,538	12.6%	7	6.6%	24	61
Europe	1,738	17.8%	19.2%	1,148	22.6%	29,978	29.9%	591	13.2%	4,157	528
Latin America	412	7.8%	16.8%	262	21.8%	9,077	18.9%	150	9.0%	1,106	183
Worldwide less United States	4,124	14.2%	15.7%	2,803	17.6%	62,890	24.1%	1,321	12.0%	11,400	1,563
United States	1,769	9.7%	9.7%	1,536	10.9%	27,398	10.2%	233	2.2%	1,333	437
Worldwide	5,893	12.8%	13.8%	4,339	15.1%	90,288	19.5%	1,554	10.4%	12,733	1,999
Mastercard Credit and Charge Programs
Worldwide less United States	2,168	10.8%	12.2%	2,009	13.2%	32,974	15.8%	159	1.4%	719	641
United States	846	8.5%	8.5%	811	9.1%	9,073	8.8%	35	(3.7)%	34	227
Worldwide	3,014	10.2%	11.2%	2,819	12.0%	42,047	14.2%	195	0.5%	753	868
Mastercard Debit Programs
Worldwide less United States	1,956	18.3%	19.8%	794	30.3%	29,916	34.9%	1,161	13.6%	10,681	921
United States	923	10.8%	10.8%	725	13.0%	18,325	10.9%	197	3.3%	1,299	210
Worldwide	2,879	15.8%	16.8%	1,520	21.4%	48,240	24.6%	1,359	12.0%	11,980	1,131

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year-ago period.
Effective Q1 2018, the company’s operational metrics reflect the impact of the Venezuela deconsolidation.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment product is comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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